Exhibit 99.1

OncoSec is encouraged after FDA meeting to discuss proposed neoadjuvant melanoma clinical program

EWING, NJ and SAN DIEGO, CA, May 16, 2023 /PRNewswire/ — OncoSec Medical Incorporated (NASDAQ: ONCS) (the Company or OncoSec), a clinical-stage biotechnology company developing intratumoral immunotherapies to stimulate the patient’s immune system to target cancer cells and eradicate disease, today announced a Type C meeting held with the US Food and Drug Administration (FDA) on May 15, 2023. The purpose of the meeting was to discuss the trial design for a planned randomized, open-label Phase 2 clinical trial in patients with high-risk, resectable melanoma to evaluate the neoadjuvant treatment combination of the Company’s tavokinogene telseplasmid, a plasmid encoding human interleukin 12 (IL-12), administered intratumorally by electroporation (TAVO™-EP) with intravenous KEYTRUDA® (pembrolizumab), Merck’s anti-PD-1 therapy.

The meeting with the FDA represents an important next step on the Company’s path to pursue clinical development of TAVO™-EP in combination with anti-PD-1 therapy in the neoadjuvant melanoma setting.

The Company discussed with the FDA the proposed design of a global randomized Phase 2 trial, which includes a primary endpoint of pathological complete response (pCR) rate and secondary endpoints including event-free survival (EFS) and pathological major response (pMR) rate. As discussed with the FDA, a single arm run-in stage is planned to confirm the appropriate neoadjuvant dosing schedule and allow the collection of mechanistic biomarker data to further evaluate the mechanism of action of TAVO™-EP as a trigger for anti-tumor immune effector functions. In the randomized stage, neoadjuvant treatment with TAVO™-EP in combination with pembrolizumab will be compared to pembrolizumab alone.

The rationale for the proposed trial is an evolving standard of care in neoadjuvant melanoma treatment. Recently published results from neoadjuvant trials have demonstrated the potential for neoadjuvant immunotherapy to improve long-term clinical benefits to patients, including a randomized Phase 2 trial (SWOG S1801) in 312 patients that demonstrated statistically significant improved EFS for neoadjuvant versus adjuvant pembrolizumab. The Company’s discussion with the FDA follows the release of interim data from an ongoing investigator-sponsored trial (IST) led by Dr. Ahmad Tarhini at the H. Lee Moffit Cancer Center & Research Institute evaluating TAVO™-EP in combination with intravenous nivolumab, which showed encouraging clinical and pathological response rates (see press release on November 15, 2022). Preliminary data from this IST have also shown that several patients, predicted by biomarker analysis to be non-responders to immune checkpoint inhibitors, experienced clinical and pathological responses to TAVO™-EP in combination with nivolumab. Generating additional data in the randomized Phase 2 trial is intended to further delineate the mechanism of action of intratumoral IL-12 in combination with intravenous anti-PD-1 antibodies in a larger sample size.

The Company appreciates the productive meeting with the FDA and the agency’s feedback on the trial design and potential strategies for future registrational paths. To allow data driven decisions in an evolving therapeutic landscape in neoadjuvant melanoma, the Company expects to engage in continued communication with the FDA and other applicable global regulatory agencies for feedback regarding an efficient development path to registration of TAVO™-EP in combination with pembrolizumab in neoadjuvant melanoma.

“Melanoma patients require more effective treatment approaches early in the disease to avoid disease progression to late-stage disease. By providing a stimulus of immune effector functions, TAVO™-EP in combination with immune checkpoint inhibitors is expected to offer a differentiated therapeutic approach compared to immune checkpoint inhibitors alone as discussed in our recent corporate update in April 2023. The unmet clinical need in advanced melanoma together with previously reported interim results from Dr. Tarhini’s IST in the neoadjuvant melanoma setting provide sound rationale for further development of TAVO™-EP in combination with anti-PD-1 therapy prior to surgery. We are encouraged by our discussions with the FDA and the agency’s constructive feedback after the review of our draft protocol for TAVO™-EP in combination with pembrolizumab for a randomized Phase 2 trial in the neoadjuvant setting and are looking forward to potentially initiating the trial before the end of 2023,” said Robert Arch, Ph.D., Chief Executive Officer of OncoSec. “The single-arm run-in stage of the trial is intended to generate additional data in a cost-effective manner to inform a ‘GO/NO-GO’ decision and validate the appropriate dosing schedule for the randomized phase in the first year of the planned trial. I want to thank all patients who have participated in our clinical trials and my colleagues at OncoSec who seek to develop this novel therapeutic treatment approach designed to awaken the immune system to fight cancer.”

About OncoSec Medical Incorporated

OncoSec Medical Incorporated (the “Company,” “OncoSec,” “we” or “our”) is a biotechnology company focused on developing intratumoral immunotherapies to stimulate the patient’s immune system to target cancer cells and eradicate disease. OncoSec’s lead immunotherapy investigational product candidate – TAVO™ (tavokinogene telseplasmid) – enables the intratumoral delivery of DNA-based interleukin 12 (IL-12), a naturally occurring protein with immune-stimulating functions. The therapeutic approach TAVO™-EP, which employs electroporation, is designed to produce a localized expression of IL-12 in the tumor microenvironment and, thereby, stimulate the immune system to target and attack tumors. OncoSec’s clinical pipeline is utilizing TAVO™ as a potential treatment for multiple cancer indications either as a monotherapy or in combination with checkpoint inhibitors; with the latter potentially enabling OncoSec to address a great unmet medical need in oncology: anti-PD-1 non-responders. Results from completed clinical trials of TAVO™ have demonstrated a local immune response, and subsequently, a systemic effect as either a monotherapy or combination treatment approach along with a well-tolerated safety profile, warranting further development of TAVO™-EP. For more information, please visit www.oncosec.com.

TAVO™ is a trademark of OncoSec Medical Incorporated.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

Risk Factors and Forward-Looking Statements

This release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements provide the Company’s current beliefs, expectations and intentions regarding future events and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). Examples of forward-looking statements include, among other things, statements regarding the future development of TAVO™ and TAVO™-EP including in the neoadjuvant melanoma space, future communication with the FDA and other global regulatory agencies and the results of such future communication, the design of any future clinical trials, the effectiveness of TAVO™-EP in combination with pembrolizumab in combating disease progression, the timing of any future anticipated clinical trials, and the Company’s ability to continue advancing its clinical programs. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time they are published on or as otherwise specified and does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the Securities Exchange Commission (“SEC”).

Forward-looking statements included in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, our limited working capital, history of losses, and ability to continue as a going concern; the success and timing of our clinical trials, including safety and efficacy of our product candidates; the ability to achieve the clinical and operational objectives; our ability to adhere to ongoing compliance requirements of all health authorities, in the U.S. and foreign countries; capital requirements and needs for additional financing; our ability to obtain additional funding; the ability of our product candidates to successfully perform and advance in clinical trials; our ability to obtain and maintain authorization from regulatory authorities for use of our product candidates for initiation and conduct of clinical trials; the performance of our clinical research organizations, clinical trial sponsors, and clinical trial investigators; and our ability to successfully implement our strategy. Please refer to the risk factors and other cautionary statements provided in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022 and any subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC.

Company Contact

Investor Contact

Mike Moyer

LifeSci Advisors

+1-617-308-4306

mmoyer@lifesciadvisors.com